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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into this 10th day of June, 1999, by the Money Market, Inc., an Indiana corporation (the "Buyer"), and Easy Money of Indiana, Inc. (the "Seller") to purchase and sell certain assets owned by Seller;

         WHEREAS, Seller desires to sell, assign and transfer to Buyer or its nominee certain of the assets of Seller as set forth on EXHIBIT A attached hereto and by this reference made a part hereof (the "Assets") and Buyers desire to purchase the Assets from Seller, subject to the terms of this Agreement, and

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained including the above preamble, the parties hereto, intending to be legally bound, and upon acceptance by Seller by his signature hereof agree as follows:

         1.       PURCHASE AND SALE OF ASSETS. At the closing referred to in
Section 3, the Seller shall sell and assign to the Buyer, and the Buyer shall purchase and acquire from the Seller, the Assets, free and clear of any claims, liens or encumbrances of any nature whatsoever. The Assets to be sold and assigned are set forth on EXHIBIT A attached hereto and made a part hereof.

         2.       PURCHASE PRICE.

                  2.1. AMOUNT OF CONSIDERATION. As consideration for the Assets to be purchased by the Buyers on the Closing Date the Purchase Price shall be paid to the Seller in the form of a cash payment, certified or cashier's check or wire transfer in the aggregate sum equal to two (2) times "Receivables" subject to adjustment as set forth below in Section 2.2 (the "Purchase Price"). For purposes of this Section 2.1, "Receivables" shall mean the value of active loan agreements excluding (i) loans which are delinquent by four (4) or more days as outlined in Seller's "check-held report" previously delivered to Buyer and (ii) fees associated with such loans.

                  2.2      [INTENTIONALLY OMITTED]

                  2.3 LIMITATION ON ASSUMPTION OF LIABILITIES. The Buyer shall not assume or be responsible for any liabilities or obligations of the Seller of any type or nature whatsoever. Nothing in this Agreement may be construed an assumption of any of Seller's liabilities by Buyer.

         3. CLOSING. The closing under this Agreement shall take place not later than June 16, 1999 at the offices of the Seller at 1008 E. 10th Street, Jeffersonville, IN or at such other place or time as the parties may agree upon in writing. The date on which the closing is held is referred to as the "Closing Date". At the Closing, Seller will deliver the Purchase Price to Seller and Seller will execute and deliver to Buyer a Bill of Sale, in form


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satisfactory to Buyer, selling, assigning and transferring the Assets to Buyer
(the "Bill of Sale"), together with any additional instruments or documents reasonably requested by Buyer to transfer title of the Assets to Buyer.

         4. REPRESENTATIONS AND AGREEMENTS OF THE SELLER. The Seller represents and warrants to the Buyer that:

                  4.1 TITLE TO ASSETS. The Seller has and can convey good and marketable title to, and has the right to transfer to Buyer, all of the Assets, subject to no claims, charges, liens or encumbrances. Upon execution of this Agreement and execution and delivery of the Bill of Sale, Buyer will have good and clean title to the Assets, subject to no claims, charges, liens or encumbrances.

                  4.2 ACCOUNTS RECEIVABLE. All accounts receivable of the Seller represent valid obligations arising from sales actually made in the ordinary course of business and all of such accounts receivable current and collectible within ____ days after the first day on which they become due. There is no contest, claim, or right of set-off relating to the accounts receivable included in the Assets.

                  4.3 CUSTOMER LIST. The names on the customer list included in the Assets represent actual former and current customers of Seller and no other persons and the customer list includes all of Seller's former and current customers.

                  4.4 DUE AUTHORIZATION. The Seller has full power and authority to enter into and perform this Agreement in accordance with its terms; the execution, delivery and performance of this Agreement by the Seller have been duly authorized by all necessary corporate action of the Seller; and this Agreement is a valid and binding obligation of the Seller enforceable in accordance with its terms.

                  4.5 NON-COMPETE AGREEMENT. The Seller agrees that for a period of 2 years after the date hereof that Seller, any partnership, corporation, limited liability company, joint venture or any combination thereof or any other entity in which Seller maintains an ownership or interest will refrain from competing with Buyer in and around Jeffersonville, Indiana, will not solicit any customers or prospective customers of the Buyer's business, will not divert or take away or attempt to divert or take away any of the customers of Buyer, and will not use, disclose or permit others to use or disclose any confidential information about the business except the Buyer hereof. Effective as of the Closing Date, Seller shall cease doing business as a payday lender.

         5.       FURTHER AGREEMENTS OF THE PARTIES.

         5.1 EXPENSES. Each party shall bear all of its expenses incurred in connection with the negotiation and preparation of this Agreement and consummating the transactions contemplated thereby.


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         5.2.     FURTHER ASSURANCES. At any time and from time to time after the closing, each of the parties shall, without further consideration, execute and deliver such additional instruments of transfer and assumption, and shall take such other action, as the other parties may request to carry out the transactions contemplated by this Agreement and effect an orderly transaction.

         6.       SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION.

         6.1 INDEMNIFICATION. The Seller shall indemnify and hold the Buyer harmless from and against any loss, liability, damage or expense (including, but not limited to, reasonable attorneys' fees) based upon, arising out of or otherwise resulting from (a) any material inaccuracy in any representation or any breach of any warranty, covenant or agreement of the Seller contained in this Agreement or in any certificate or instrument delivered by any of them pursuant to this Agreement, or (b) all liabilities and obligations of the Seller. The Buyer shall indemnify and hold the Seller harmless from and against any loss, liability, damage or expense (including, but not limited to, reasonable attorneys' fees) based upon, arising out of or otherwise resulting from any material inaccuracy in any representation or any breach of any warranty, covenant or agreement of the Buyer contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement.

         6.2 SURVIVAL OF CLAIMS, NOTICES, DEFENSE. The representations and warranties hereunder shall survive closing. If any claim is made that, if sustained, would give rise to a right of indemnification under this Agreement, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the indemnifying party and shall afford the indemnifying party and its counsel; at the indemnifying party's sole expense, the opportunity to defend or settle the claim. If such notice and opportunity are not given to the indemnifying party or if any claim is compromised or settled without the indemnifying party's written consent, no liability for indemnification under this Agreement shall be imposed upon the indemnifying party by reason of such claim.

         7.       MISCELLANEOUS

         7.1 NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally or mailed by certified or registered mail, return receipt requested, or by confirmed facsimile, as follows:

         If to Buyer:      The Money Market, Inc.
                           c/o SHC Corp.
                           815 W Higgins Road
                           Schaumburg, IL 60195

         copy to:          Philip E. Ruben, Esq.
                           Kwiatt & Ruben, Ltd.
                           211 Waukegan Road, Suite 300
                           Northfield, IL 60093


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         If to Seller:     Edward Wood
                           3415 Harstbourne Ridge Blvd.
                           Louisville, KY 40299


         7.2 ENTIRE AGREEMENT. This Agreement, including its exhibits, contains a complete statement of all the agreements among the parties with respect to its subject matter, supersedes any previous agreements among them relating to that subject matter, and cannot be changed or terminated orally.

         7.3 HEADINGS. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         7.4 GOVERNING LAW. The agreement shall be governed by and construed in accordance with the law of the state of Illinois applicable to agreements made and to be performed in Illinois.

         7.5 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

         7.6 ASSIGNMENT. Seller may not assign its rights under this Agreement.

         7.7 BROKERS. Each of Buyers and Seller represent and warrant that no brokers or finders, real estate agents or others claiming a fee arising from or out of this transaction have been engaged. Neither Buyers nor Seller have received notice of any such claim.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:                                              BUYER:

EASY MONEY OF INDIANA, INC                  THE MONEY MARKET, INC.


By: /s/ Jerry Greenberg                         By: /s/ Frank Contaldo
   ----------------------------                   ---------------------------

Title: Chairman                                 Title: President
      -------------------------                       -----------------------


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                                  BILL OF SALE

         THIS BILL OF SALE is executed this 16th day of June, 1999 pursuant to that certain Asset Purchase Agreement dated 6-16, 1999 (the "Agreement") by and among Easy Money of Indiana, Inc., an Indiana corporation ("Seller"), and The Money Market, Inc., an Indiana corporation ("Buyer").

                                   WITNESSETH

         INTENDING TO BE LEGALLY BOUND and for good and valuable consideration, the receipt of which is hereby acknowledged, Seller does hereby sell, convey, transfer, assign and deliver to Buyer all of Seller's right, title and interest in and to the following property of Seller:

                  1.       Seller's customer list attached hereto as EXHIBIT A;
                           and
                  2. All of Seller's outstanding amounts receivable as set forth on EXHIBIT B;

         Seller hereby warrants to Buyer that it has absolute title to the assets, free and clear of all liens, claims and encumbrances of any kind and nature, that it has full legal right and authority to sell the same to Buyer, and that Seller will warrant and defend the title to the same against all persons.

         Seller hereby covenants that it will execute and deliver such further instruments and do such further acts as may be necessary to accomplish the purposes of this instrument and to transfer to Buyer, any and all property and assets which are to be transferred pursuant to the Agreement by this Bill of Sale. This instrument shall be binding upon Seller and its successors and assigns.

         IN WITNESS WHEREOF, this Instrument of Assumption has been executed on the date first above written.

                                          EASY MONEY OF INDIANA, INC.

                                          By:  /s/ Jerry Greenberg
                                             ------------------------------
                                          Title:  Chairman
                                                ---------------------------


Approved:
THE MONEY MARKET, INC.

By: /s/ Frank Contaldo
   ----------------------------------
Title: President
      -------------------------------